EXHIBIT 10.10

STATE OF LOUISIANA:

PARISH OF CADDO:

     THIS AGREEMENT, made and entered into by and between:

          BRUCE GRAHAM ROBERTS, JENNIFER ANNE ROBERTS BEASON, ROBERT G. PUGH, as Testamentary Executor of the Estate of Elizabeth Joyce Graham Roberts, and ROBERT G. PUGH, Trustee of the J. I. Roberts Trust for the Children of Bruce Graham Roberts Tax I.D. Number 72-6120595, ROBERT G. PUGH, Trustee of the J. I. Roberts Trust for the Children of Barbara Joyce Roberts Carlton Tax I.D. Number 72-6120591, ROBERT G. PUGH, Trustee of the J. I. Roberts Trust for the Children of Jennifer Anne Roberts Beason Tax I.D. Number 72-6120592, all residents of Caddo Parish, Louisiana and BARBARA JOYCE ROBERTS CARLTON, resident of Rapids Parish, Louisiana (LESSORS)

                                      AND

          UNITED WELLHEAD SERVICES, INC., a Texas Corporation, duly authorized to do business in the State of Louisiana, acting by and through its undersigned duly authorized officer, (hereinafter referred to as "LESSEE").

                                  WITNESSETH:

     THAT LESSORS, for and in consideration of the covenants and agreements hereinafter mentioned, have leased to LESSEE the following described property, to wit:

                                 1325 Fullerton
          As recorded in Book 250, Page 38 at the Record of Caddo Parish, Louisiana, November 18, 1974, located on Block C, Warfield Place, Lots 1, 2, 3, 4, 16, 15, 14, 13 adjacent to Northway Bend (Fullerton) Uranus Avenue, Rapides Street at Block B, Northeast corner, Southeast Quarter (SE/4) of Southwest Quarter (SE/4), Section 23, T, BNT.

     TO HAVE AND TO HOLD the same unto LESSEE for a term of one (1) year, commencing on the 1st day of January, 1997 and expiring at midnight o'clock on the 31st day of December, 1997.

     IN CONSIDERATION of said lease, the LESSORS and the LESSEE covenant and agree as follows:

                                       1.

     LESSEE agrees to pay as rent for the leased property, twelve (12) monthly installments of ONE THOUSAND ONE HUNDRED DOLLARS ($1,100.00), due and payable on the first of each month, beginning the 1st of January, 1997.

                                       2.

     IF LESSEE shall fail to pay any rent when due, such unpaid amounts shall bear interest at the maximum legal rate, or if no legal rate, at the rate of ten percent (10%) per month from the due date until paid. Additionally, if LESSEE shall fail to pay any rent when due LESSEE shall pay as additional rent, the sum of TWENTY FIVE DOLLARS ($25.00) for each occurrence.

     LESSEE shall pay the installments at Roberts Management, Post Office Box 7125, Shreveport, Louisiana, 71137-7125, or at such other place as the LESSOR may designate by notifying the LESSEE in writing.

                                       3.

     LESSEE agrees and obligates itself to pay promptly for all water, sewerage, gas, electricity and other utilities used on the leased property and agrees to furnish its own janitor service.

                                       4.

     LESSEE represents that the leased property, the title thereto, the sidewalks and structures adjoining the same, any subsurface conditions thereof, and the present uses and nonuses thereof have been examined by LESSEE. No representation, statement, or warranty, express or implied, has been made by or on behalf of
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the LESSORS as to such condition, or as to the use that may be made of such property. In no event shall the LESSORS be liable for any defect in such property or for any limitations on its use.

                                       5.

     LESSEE agrees and obligates itself to make all ordinary repairs, to replace all equipment that wears out, and to keep the leased property in good sanitary condition by properly disposing of all papers and refuse. LESSORS agrees and obligates themselves to maintain the roof and exterior of the building located on the leased property. If, within ten days following occurrence LESSEE fails to repair or replace any damage to the leased property caused by LESSEE, its agents, employees or invitees, LESSORS may, at their option, cause all required maintenance, repairs or replacements to be made. LESSEE shall promptly pay LESSOR all costs incurred plus an administrative fee of 10 percent of such costs.

                                       6.

     LESSORS shall not be held liable and LESSEE shall be held liable for any damages caused by damage or injury to leased property, or to the building of which same form a part, or to its fixtures, appurtenances or equipment, in any way done by or resulting from the carelessness, negligence or improper conduct of LESSEE or any of LESSEE'S servants, employees, agents, contractors or invitees.

                                       7.

     If, during the period of this lease, the leased property is damaged by fire, tornado, or windstorm, or any other cause which is not attributable to the negligence of LESSEE or LESSEE'S agents, servants, employees, contractors, customers, or invitees, LESSORS shall repair the same with reasonable diligence and after notice of such damage, but such damage shall not be cause for terminating this lease. In such event, a reasonable and equitable adjustment in the rent shall be made.

     In case the building of which the leased property forms a part be so injured or destroyed (although the entire leased property may not be affected), that LESSORS shall decide within a reasonable time not to rebuild or reconstruct said building, then this lease shall terminate and the rent shall be apportioned and paid up to the time of such injury or destruction.

                                       8.

     LESSEE agrees that it will comply with all lawful requirements of the Health Board, Police and Fire Department, municipal, state and federal authorities respecting the manner in which it uses the leased property.

                                       9.

     If the whole of the leased property, or such portion thereof as will make the leased property unsuitable for the purposes herein leased shall be taken by City, Parish, State or Federal Authorities or be condemned for any public purpose or easement, then the term of this lease shall cease from the time when possession of the part so taken shall be required for such public purpose and the rent shall be paid up to that time, this provision being intended and understood by the parties hereto as a conditional limitation of the term hereby granted; the LESSEE shall not claim or be entitled to any award or any part of any award made for damages for so taking as aforesaid the whole part of the premises hereby leased.

                                      10.

     LESSEE covenants and agrees to indemnify and save harmless the LESSORS against any and all claims arising from the conduct or management of or from any work or thing whatsoever done in, on or immediately adjacent to the leased property or any building or structure thereon or the equipment thereof during the term, or arising during said term, from any act of negligence of the LESSEE or any of its agents, contractors or employees, or arising from any accident, injury or damages whatsoever, however caused, to any person or persons, or to the property of any person, persons, corporation or corporations, occurring during said term on, or about the leased property and from and against all costs, counsel fees, expenses and liabilities incurred in, about or concerning any such claim or any action or proceeding. Should any action or proceeding be brought against the LESSORS by reason of any such claim, the LESSEE, on notice from the LESSORS, shall resist or defend such action or proceeding, by counsel satisfactory to the LESSORS.
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                                      11.

     LESSEE shall maintain at LESSEE'S expense:

          (a) Comprehensive public liability insurance on an occurrence basis with respect to LESSEE'S business and occupancy of the leased property for any one occurrence or claim of not less than One Million Dollars ($1,000,000) or such other amount as LESSOR may reasonably require in writing from time to time.

          (b) Insurance against such other perils and in such amounts as LESSORS may from time to time reasonably require in writing. Such request shall be made on the basis that the insurance coverage requested is customary at the time for prudent tenants.

          (c) All policies of insurance maintained by LESSEE shall be in a form acceptable to LESSORS, issued by an insurer licensed to do business in the state of province in which the leased property is situated and require at least 15 days written notice to LESSORS of termination or material alteration. If requested by LESSORS, LESSEE shall promptly deliver to LESSORS certified copies or other evidence of such policies and evidence satisfactory to LESSORS that all premiums have been paid and policies are in effect. The policies shall provide that the interests of LESSORS and its mortgagee, if any, shall not be invalidated because of any breach or violation of any warranties, representations, declarations or conditions contained in the policies.

          (d) If LESSEE fails to secure or maintain any insurance coverage required by LESSORS or should insurance secured not be approved by LESSORS and such failure or approval not be corrected within forty eight (48) hours after written notice from LESSORS, LESSORS may, without obligation to, purchase such insurance coverage required at LESSEE'S expense. LESSEE shall promptly reimburse LESSORS for any Monies expended.

                                      12.

          LESSEE agrees and covenants that the LESSORS or their agents at all reasonable times and during all reasonable hours shall have free access to said leased property, and through any building or structure that may at any time be thereon, or any part thereof, for the purpose of examining or inspecting the conditions of the same or of exercising any right or power reserved to the LESSORS under the terms of this lease. LESSORS, their agents and employees shall have the right to enter the leased property at reasonable hours to make inspections, alterations, or repairs to the leased property. In event of emergency LESSORS, their agents or employees shall have the right of entry at any time and may perform any acts related to safety, protection, preservation or improvement of the leased property. Except for repair of casualty damage, LESSEE shall not be entitled to any abatement or reduction of rent because of work performed within the leased property by LESSORS.

                                      13.

          LESSEE shall permit an inspection of the leased property by or on behalf of prospective purchasers during business hours at any time during the lease term. During the six months preceding the expiration of this lease, LESSEE shall permit inspection of the leased property during such hours by or on behalf of prospective tenants.

                                      14.

          LESSEE agrees to use the leased property for Sale and service of wellhead equipment, and that the leased premises shall be used for no other purpose without the written consent of the LESSORS. LESSEE shall not (a) overload, damage or obstruct any utility lines providing services to the leased property, (b) install any fixture or equipment which will overload the floors in the leased property or in any way affect the structural capacity or design of the leased property, or install or affix any window coverings, window shades, draperies or material between the glass on the exterior walls of the leased property except standard window covers, window shades or draperies.
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                                      15.

          LESSEE agrees that all fuel, cleaning solvents, and flammable material stored on the leased property shall be maintained in a reasonably safe condition and LESSEE shall comply with all applicable federal, state, and local statutes and regulations concerning the storage and use of such material. In the event that LESSEE's storage or use of such material, and/or any other usage by LESSEE of the leased property, results in an increase in the insurance rate owed by LESSOR on the leased property, or on adjoining property owned by LESSORS, LESSEE shall pay to LESSORS annually an amount equal to the increased insurance rate caused by LESSEE's use of the leased property.

                                      16.

          LESSEE, at its expense, may make changes, additions and improvements to the leased property provided any change, addition, or improvement shall:

          (a) be made only with prior written consent of LESSORS and;

          (b) comply with all governmental requirements and;

          (c) equal or exceed the current construction standard for the leased property, and;

          (d) be performed by a licensed contractor first approved by and in accordance with regulations set forth by LESSORS and, who, if requested, will prior to commencing work, deliver to LESSOR evidence of insurance coverage in amount and form satisfactory to LESSORS.

          All work performed shall be done in such a manner as to not disturb or disrupt the operation of the leased property or of any other tenants situated in the leased property. Following completion of any changes or additions or improvements, LESSEE shall furnish LESSORS with current "as-built" drawings and specifications for the leased property reflecting such changes, additions or improvements made to the leased property. Any increase in real estate taxes or insurance premiums on the leased property attributable to such change, addition or improvement shall be paid by LESSEE.

                                      17.

          LESSEE shall not cause liens of any kind to be filed or placed against any part of the leased property. If any liens are filed, with or without LESSEE'S knowledge, and such liens are the result of any act, directive or action of LESSEE, its agent or employees, LESSEE shall immediately, at LESSEE'S sole cost and expense, take whatever action necessary to cause such lien to be satisfied and discharged.

                                      18.

          LESSEE shall not display, inscribe, paint or affix any sign, picture, advertisement or notice visible from anywhere outside the leased property without Landlord's prior written consent. If consented to by LESSOR any such sign shall be painted by a sign painter approved by LESSORS and shall be maintained by LESSEE during LESSEE'S occupancy of the leased property. All costs for production, installation, maintenance and removal shall be LESSEE'S responsibility. All such approved signs shall be removed by LESSEE upon vacating the leased property and any damage caused by such removal shall be immediately repaired.

                                      19.

          Upon default or upon expiration of this lease term, LESSEE agrees to surrender and deliver up the leased property in as good order and condition as when the lease term began, reasonable use and natural wear and tear excepted. All keys which LESSEE has been furnished for any locks within the leased property shall be delivered to LESSORS. Upon surrender, all right, title and interest of LESSEE in the leased property shall cease.
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                                      20.

          If the leased property shall be deserted or vacated, or if proceedings are commenced against the LESSEE in any court under a bankruptcy act or for the appointment of a trustee or receiver of the LESSEE'S property either before or after the commencement of the lease term, or if there shall be a default in the payment of rent or any part thereof for more than five days after written notice of such default by the LESSORS or if there shall be default in the performance of any other covenant, agreement, condition, rule or regulation herein contained or hereafter established on the part of the LESSEE for more than five (5) days after written notice of such default by the LESSORS this lease (if the LESSORS so elects) shall thereupon become null and void, and the LESSORS shall have the right to reenter or repossess the leased property, either by force, summary proceedings, surrender, or otherwise, and dispossess and remove therefrom the LESSEE, or other occupants thereof, and their effects, without being liable to any prosecution therefor. In such case, the LESSORS may, at its option, relet the leased property or any part thereof, as the agent of the LESSEE, and the LESSEE shall pay the LESSORS the difference between the rent received from such reletting and the rent due hereunder. The LESSEE hereby expressly waives the service of notice of intention to reenter or of instituting legal proceedings to that end. The LESSEE shall pay and indemnify the LESSORS against all legal costs and charges, including counsel fees lawfully and reasonably incurred, in obtaining possession of the leased property after a default of the LESSEE or after the LESSEE'S default in surrendering possession upon the expiration or earlier termination of the term of the lease or enforcing any covenant of the LESSEE herein contained.

                                      21.

          THIS LEASE shall be binding on and shall inure to the benefit of all of the parties hereto and their successors, heirs, assignees and legal representatives to each and all of the provisions hereto, but shall not be assigned or sublet by LESSEE without the written consent of the LESSORS. Any transfer of the LESSEE by merger, consolidation or liquidation, or any change in the ownership of or power to vote the majority of its outstanding voting stock, shall constitute an assignment. Unless LESSEE'S is listed on a recognized security exchange or if less than eighty percent (80%) of its stock is owned by a corporation whose stock is listed on a recognized security exchange, an assignment forbidden under this lease shall include one or more sales or transfers, by operation of law or otherwise, or creation of new stock, by which an aggregate of more than fifty percent (50%) of LESSEE'S stock shall be vested in a party or parties who are non-stockholders as of the commencement date of the lease.

                                      22.

          In the event LESSORS transfer their interest in the Building, LESSORS shall thereby be released from any further obligation hereunder, and LESSEE agrees to look solely to the successor in interest of the LESSORS for the performance of such obligations.

                                      23.

          The failure of the LESSORS to insist upon a strict performance of any term or condition of this lease shall not be deemed a waiver of any right or remedy that the LESSORS may have, and shall not be deemed a waiver of any subsequent breach of such term or condition.

                                      24.

     Any notices required under this agreement shall be sent to the following addresses until notification of a new address is provided in writing to the other party:

     LESSOR:  BRUCE GRAHAM ROBERTS, JENNIFER ANNE ROBERTS BEASON, ROBERT G.
              PUGH, as Testamentary Executor of the Estate of Elizabeth Joyce Graham Roberts and ROBERT G. PUGH, Trustee of the J.I. Roberts Trust for the Children of Bruce Graham Roberts Tax I.D. Number 72-6120595, ROBERT G. PUGH, Trustee of the J.I. Roberts Trust for the Children of Barbara Joyce Roberts Carlton Tax I.D. Number 72-6120591,
                                       5
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              ROBERT G. PUGH, Trustee of the J.I. Roberts Trust for the Children
              of Jennifer Anne Roberts Beason Tax I.D. Number 72-6120592, and BARBARA JOYCE ROBERTS CARLTON, P.O. Box 7125 Shreveport, LA 71137-7125

     LESSEE:  United Wellhead Services, Incorporated
              Alvin H. Dueitt, President
              639 County Road 48
              Robstown, Texas 78380

                                      25.

     It is understood and agreed between the parties hereto that in the event ad valorem and/or property taxes on the leased premises are increased above the ad valorem and/or property taxes on the said property on the calendar year of 1995, such increase in the amount of ad valorem and/or property taxes will be assumed by the LESSEE as additional rent and shall be paid by the LESSEE within 60 days following the furnishings of proper documentation attesting said increase to the LESSEE by the LESSORS.

                                      26.

     Tenant has deposited with Landlord the sum of $1,100.00 as security for the faithful performance and observance by Tenant of the terms, provisions, and conditions of this lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions, and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Landlord may use, apply, or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants, and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other reentry by Landlord.

     In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants, and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Landlord.

     In the event of a sale of the land and building or leasing of the building of which the demised premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and
Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord.
                                       6
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      Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the moneys desposited herein as security, and that neither Landlord or its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                      27.

      LESSORS and LESSEE agree that either party to this may, by giving written notice to the other at the addresses mentioned herein, terminate this lease on date herein set as end of term, but in the event that either party does not give such required notice to the other in time, then this lease shall be as a month-to-month tenant. During such month-to-month tenancy, rent shall be payable at a monthly rental equal to 150% of the rent due for the last full month of the term of this lease unless otherwise agreed to in writing. During such month-to-month tenancy the party desiring to put an end to it must give notice in writing to the other at least thirty (30) days before the end of the month which has begun to run. Otherwise, rent shall by due for the next month.

                                      28.

      This lease shall be deemed effective as of the 1st day of January, 1997.

WITNESS WHEREOF the parties hereto have executed this agreement on this the 12th day of December, 1996.

WITNESSES:

/s/ ILLEGIBLE         By: /s/ BRUCE GRAHAM ROBERTS                   12/12/96
/s/ ILLEGIBLE         Bruce Graham Roberts                             Date

/s/ ILLEGIBLE         By: /s/ JENNIFER A. ROBERTS BEASON             12/12/96
/s/ ILLEGIBLE         Jennifer A. Roberts Beason                       Date

/s/ ILLEGIBLE         By: /s/ BARBARA JOYCE ROBERTS CARLTON          12/12/96
/s/ ILLEGIBLE         Barbara Joyce Roberts Carlton                    Date

/s/ ILLEGIBLE         By: /s/ ROBERT G. PUGH                         12/12/96
/s/ ILLEGIBLE         Robert G. Pugh, Testamentary Executor of the     Date
                      Estate of Elizabeth Joyce Graham Roberts

/s/ ILLEGIBLE         By: /s/ ROBERT G. PUGH                         12/12/96
/s/ ILLEGIBLE         Robert G. Pugh, Trustee of the J. I. Roberts     Date
                      Trust for the Children of Bruce Graham Roberts
                      Tax I.D. Number 72-6120595

/s/ ILLEGIBLE         By: /s/ ROBERT G. PUGH                         12/12/96
/s/ ILLEGIBLE         Robert G. Pugh, Trustee of the J. I. Roberts     Date
                      Trust for the Children of Barbara Joyce Roberts
                      Carlton Tax I.D. Number 72-6120591

/s/ ILLEGIBLE         By: /s/ ROBERT G. PUGH                         12/12/96
/s/ ILLEGIBLE         Robert G. Pugh, Trustee of the J. I. Roberts     Date
                      Trust for the Children of Jennifer Anne Roberts
                      Beason Tax I.D. Number 72-6120592

                                    "LESSEE"

                      United Wellhead Services, Inc.

/s/ ILLEGIBLE         By: /s/ AL DUEITT                              11-18-96
/s/ ILLEGIBLE         Al Dueitt, President,                            Date
                         United Wellhead Services, Inc.